Exhibit 25



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                                    FORM T-1



                       SECURITIES AND EXCHANGE COMMISSION

                             Washington, D.C. 20549



                            STATEMENT OF ELIGIBILITY

                   UNDER THE TRUST INDENTURE ACT OF 1939 OF A
                    CORPORATION DESIGNATED TO ACT AS TRUSTEE



                      CHECK IF AN APPLICATION TO DETERMINE

                      ELIGIBILITY OF A TRUSTEE PURSUANT TO

                             SECTION 305(b)(2) |__|





                              THE BANK OF NEW YORK

               (Exact name of trustee as specified in its charter)



New York                                               13-5160382

(State of incorporation                               (I.R.S. employer

if not a U.S. national bank)                           identification no.)



One Wall Street, New York, N.Y.                                    10286

(Address of principal executive offices)                           (Zip code)





                           AMERICAN ELECTRIC POWER COMPANY, INC.

                    (Exact name of obligor as specified in its charter)





New York                                               13-4922640

(State or other jurisdiction of                        (I.R.S. employer

incorporation or organization)                         identification no.)





1 Riverside Plaza

Columbus, Ohio                                         43215

(Address of principal executive offices)               (Zip code)





                                       -------------



                                 Unsecured Notes

                             (Title of the indenture securities)





1.  General information.  Furnish the following information as to the Trustee:

     (a) Name and address of each examining or supervising authority to which it is subject.


               NAME                                       ADDRESS

     Superintendent of Banks of the State of      2 Rector Street, New York,

     New York                                     N.Y. 10006,

                                                  and Albany, N.Y. 12203



     Federal Reserve Bank of New York             33 Liberty Plaza, New York,

                                                  N.Y.  10045



     Federal Deposit Insurance Corporation        Washington, D.C.  20429



     New York Clearing House Association          New York, New York   10005


     (b)  Whether it is authorized to exercise corporate trust powers.

     Yes.


2.   Affiliations with Obligor.


     If the obligor is an affiliate of the trustee, describe each such affiliation.


     None.


16.  List of Exhibits.


     Exhibits identified in parentheses below, on file with the Commission, are incorporated herein by reference as an exhibit hereto, pursuant to Rule 7a-29 under the Trust Indenture Act of 1939 (the "Act") and 17 C.F.R. 229.10(d).


     1. A copy of the Organization Certificate of The Bank of New York (formerly Irving Trust Company) as now in effect, which contains the authority to commence business and a grant of powers to exercise corporate trust powers. (Exhibit 1 to Amendment No. 1 to Form T-1 filed with Registration Statement No. 33-6215, Exhibits 1a and 1b to Form T-1 filed with Registration Statement No. 33-21672 and Exhibit 1 to Form T-1 filed with Registration Statement No. 33-29637.)


     4. A copy of the existing By-laws of the Trustee. (Exhibit 4 to Form T-1 filed with Registration Statement No. 33-31019.)



     6. The consent of the Trustee required by Section 321(b) of the Act. (Exhibit 6 to Form T-1 filed with Registration Statement
          No. 33-44051.)



     7. A copy of the latest report of condition of the Trustee published pursuant to law or to the requirements of its supervising or examining authority.



                                    SIGNATURE


     Pursuant to the requirements of the Act, the Trustee, The Bank of New York, a corporation organized and existing under the laws of the State of New York, has duly caused this statement of eligibility to be signed on its behalf by the undersigned, thereunto duly authorized, all in The City of New York, and State of New York, on the 30th day of March, 2001.


                                   THE BANK OF NEW YORK


                                   By:           /s/Remo J. Reale
                                   Name:  Remo J. Reale
                                   Title:     Vice President



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                       Consolidated Report of Condition of

                              THE BANK OF NEW YORK

                          of One Wall Street, New York, N.Y. 10286
                     And Foreign and Domestic Subsidiaries,
a member of the Federal Reserve System, at the close of business December 31, 2000, published in accordance with a call made by the Federal Reserve Bank of this District pursuant to the provisions of the Federal Reserve Act.

                                                            Dollar Amounts
ASSETS                                                        In Thousands
Cash and balances due from depository
  institutions:
  Noninterest-bearing balances and
   currency and coin..................                          $3,083,720
  Interest-bearing balances...........                           4,949,333
Securities:
  Held-to-maturity securities.........                             740,315
  Available-for-sale securities.......                           5,328,981
Federal funds sold and Securities
  purchased under agreements to resell                           5,695,708
Loans and lease financing receivables:
  Loans and leases, net of unearned
   income...............36,590,456
  LESS: Allowance for loan and
   lease losses...........598,536
  LESS: Allocated transfer risk
   reserve..................12,575
  Loans and leases, net of unearned
   income, allowance, and reserve.....                          35,979,345
Trading Assets........................                          11,912,448
Premises and fixed assets (including
  capitalized leases).................                             763,241
Other real estate owned...............                               2,925
Investments in unconsolidated
  subsidiaries and associated
  companies...........................                             183,836
Customers' liability to this bank on
  acceptances outstanding.............                             424,303
Intangible assets.....................                           1,378,477
Other assets..........................                           3,823,797
Total assets..........................
                                                               $74,266,429
LIABILITIES
Deposits:
  In domestic offices.................                         $28,328,548
  Noninterest-bearing.......12,637,384
  Interest-bearing..........15,691,164
  In foreign offices, Edge and
   Agreement subsidiaries, and IBFs...                          27,920,690
  Noninterest-bearing..........470,130
  Interest-bearing..........27,450,560
Federal funds purchased and
  Securities sold under agreements to
  repurchase..........................                           1,437,916
Demand notes issued to the
  U.S.Treasury........................                             100,000
Trading liabilities...................                           2,049,818
Other borrowed money:
  With remaining maturity of one year
   or less............................                           1,279,125
  With remaining maturity of more
   than one year through three years..                                   0
  With remaining maturity of more
   than three years...................                              31,080
Bank's liability on acceptances
  executed and outstanding............                             427,110
Subordinated notes and debentures.....                           1,646,000
Other liabilities.....................                           4,604,478
Total liabilities.....................                          67,824,765
EQUITY CAPITAL
Common stock..........................                           1,135,285
Surplus...............................                           1,008,775
Undivided profits and capital reserves                           4,308,492
Net unrealized holding gains (losses)
  on available-for-sale securities....                              27,768
Accumulated net gains (losses) on
  cash flow hedges                                                       0
Cumulative foreign currency
  translation adjustments.............                          (   38,656)
Total equity capital..................                           6,441,664
Total liabilities and equity capital..
                                                                $74,266,429


      I, Thomas J. Mastro, Senior Vice President and Comptroller of the above-named bank do hereby declare that this Report of Condition has been prepared in conformance with the instructions issued by the Board of Governors of the Federal Reserve System and is true to the best of my knowledge and belief.

                                                               Thomas J. Mastro


      We, the undersigned directors, attest to the correctness of this Report of Condition and declare that it has been examined by us and to the best of our knowledge and belief has been prepared in conformance with the instructions issued by the Board of Governors of the Federal Reserve System and is true and correct.


Thomas A. Renyi
Alan R. Griffith
Gerald L. Hassell                           Directors